UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2026

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

(e)	Compensatory Arrangements.

On March 11, 2026, First United Corporation (the “Company”) and Jason B. Rush, the President and Chief Executive Officer of the Company and of its bank subsidiary, First United Bank & Trust, entered into a Second Amended and Restated Agreement Under the First United Corporation Change in Control Severance Plan (the “Agreement”). The Agreement was entered into pursuant to, and is subject to the terms and conditions of, the First United Corporation Change in Control Severance Plan (the “Plan”), a copy of which was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The Agreement was amended to increase the amount of the cash severance benefits to be paid in the event that Mr. Rush incurs a Severance (as defined in the Agreement) following a Change in Control (as defined in the Plan), from 2.0 times his “Final Pay” (as defined in her Agreement) to 2.99 times his Final Pay. A copy of the Agreement is filed as Exhibit 10.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

10.1	Second Amended and Restated Agreement Under the First United Corporation Change in Control Severance Plan, dated as of March 11, 2026, by and between First United Corporation and Jason B. Rush (filed herewith)

104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: March 11, 2026	By:	/s/ Tonya K. Sturm
	Name:	Tonya K. Sturm
	Title:	Executive Vice President and CFO